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                                   EXHIBIT 4

              DESCRIPTION OF STOCK CERTIFICATE OF HUFFY CORPORATION

The graphics on the stock certificate are as follows: The face of the stock certificate has a border design with a woman at the top center in a circle of approximately one inch in diameter. The seal of Huffy Corporation is located in the lower left corner.

The text on the face of the stock certificate reads as follows:

COMMON                   COMMON

NUMBER                   SHARES


                INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

        HUFFY CORPORATION                       CUSIP 444356 10 9

THIS CERTIFICATE IS TRANSFERABLE IN CHICAGO, ILLINOIS OR IN NEW YORK, NEW
YORK

This certifies that


is the owner of

     FULLY PAID AND NON ASSESSABLE COMMON SHARES, PAR VALUE $1 PER SHARE, OF

Huffy Corporation, transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended Articles of Incorporation of the Company and all amendments thereto, copies of which are on file with the Transfer Agents, to all of which the holder, by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

      /s/ Nancy A. Michaud              /s/ Don R. Graber
      Secretary                         Chairman of the Board and
                                        Chief Executive Officer

The lower right corner contains the following language: Countersigned and
Registered: LASALLE BANK NATIONAL ASSOCIATION (CHICAGO, IL) Transfer Agent and Registrar The reverse side of the stock certificate reads as follows:


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This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement, dated as of December 16, 1988, as amended as of August 23, 1991, and as amended and restated as of December 9, 1994, between Huffy Corporation and LaSalle Bank National Association, the successor rights agent (the "Rights Agreement"). The Rights Agreements terms are hereby incorporated herein by reference and a copy is on file at the principal executive offices of Huffy Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Huffy Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.

         The following abbreviations, when used in the inscription on the face on this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
    TEN COM - as tenants in common               UNIF GIFT MIN ACT - ___ Custodian ___
    TEN ENT - as tenants by the entireties                          (Cust)        (Minor)
    JT TEN  - as joint tenants with right of                         under Uniform Gifts to Minors Act
              survivorship and not as tenants                        Act _____________
              in common                                                     (state)
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     Additional abbreviations may also be used though not in the above list

THE COMPANY WILL MAIL TO THE HOLDER HEREOF (WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR) A COPY OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AND OF THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE COMPANY IS AUTHORIZED TO ISSUE.

     For Value Received, ________________ hereby sell, assign and transfer unto

Please insert social security or other
    identifying number of assignee
______________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

__________________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________ Attorney
to transfer the said shares on the books of the within named Company with full power of substitution in the premises.


Dated_________________________________


                                    ____________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.



       IMPORTANT
       ---------

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
A NOTARY SEAL IS NOT ACCEPTABLE THE SIGNATURE(S) MUST
BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
SUCH AS A COMMERCIAL BANK, TRUST COMPANY, SAVINGS AND
LOAN, CREDIT UNION OR BROKER WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM           _________________________________
PURSUANT TO SEC RULE 17 AD-15.                           Medallion Signature(s) Guarantee:
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